EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Guaranty Bancshares, Inc. (the “Company”) on Form 10-Q as of and for the nine months ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michele E. LoBianco, Secretary and Treasurer (principal financial officer) of First Guaranty Bancshares, Inc., certify, pursuant to 18 U.S.C. SS 1350, as adopted pursuant to SS 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michele E. LoBianco
Michele E. LoBianco
Secretary and Treasurer (Principal Financial Officer)
November 14, 2007